Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of General Motors Company:
(1)Registration Statement (Form S-8 No. 333-239425) pertaining to the General Motors Company 2020 Long-Term Incentive Plan,
(2)Registration Statement (Form S-3 No. 333-236276),
(3)Registration Statement (Form S-8 No. 333-218793) pertaining to the General Motors Company 2017 Long-Term Incentive Plan,
(4)Registration Statement (Form S-8 No. 333-211344) pertaining to the General Motors Company 2016 Equity Incentive Plan, and
(5)Registration Statement (Form S-8 No. 333-196812) pertaining to the General Motors Company 2014 Long-Term Incentive Plan;

of our reports dated February 2, 2022, with respect to the consolidated financial statements of General Motors Company and subsidiaries and the effectiveness of internal control over financial reporting of General Motors Company and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ ERNST & YOUNG LLP

Detroit, Michigan
February 2, 2022